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                                                                    Exhibit 99.2

                            CERTIFICATION PURSUANT TO
                SECTION 302(A) OF THE SARBANES-OXLEY ACT OF 2002

I, David A. Hoeller, certify that:

     1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Hyundai Auto Receivables Trust 2003-A and Hyundai ABS Funding Corporation;

     2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

     3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement for inclusion in these reports is included in these reports;

     4. I am responsible for reviewing the activities performed by the servicer under the pooling and servicing, or similar, agreement and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under that agreement; and

     5. There are no significant deficiencies relating to the servicer's compliance with the minimum servicing standards set forth in the pooling and servicing, or similar, agreement.

Date: March 30, 2004

                                        HYUNDAI MOTOR FINANCE COMPANY, as
                                        Servicer


                                        By:  /s/ David A. Hoeller
                                            ------------------------------------
                                        Name:  David A. Hoeller
                                        Title: Vice President, Finance